SLM Private Credit Student Loan Trust 2002-A

Quarterly Servicing Report
Report Date:	11/30/2002	Reporting Period: 8/26/02-11/30/02

I.    Deal Parameters

	Student Loan Portfolio Characteristics		8/26/2002	Activity	11/30/2002
A	i	Portfolio Balance	$663,415,806.01	$5,847,076.22	$669,262,882.23
	ii	Interest to be Capitalized	26,918,580.10		21,024,060.14

	iii	Total Pool	$690,334,386.11		$690,286,942.37
	iv	Cash Capitalization Account (CI)	40,178,192.00		40,178,192.00

	v	Asset Balance	$730,512,578.11		$730,465,134.37

	i	Weighted Average Coupon (WAC)	5.518%		5.529%
	ii	Weighted Average Remaining Term	187.49		168.72
	iii	Number of Loans	70,975		70,590
	iv	Number of Borrowers	48,548		48,278

	vi	Prime Loans Outstanding	$592,779,809		$594,423,332
	vii	T-bill Loans Outstanding	$95,902,922		$94,277,753
	viii	Fixed Loans Outstanding	$1,651,655		$1,585,858
	Notes		Cusips	Spread	Balance 10/17/02	% of O/S Securities	Balance 12/16/02	% of O/S Securities
B	i	A-1 Notes	78443CAA2	0.150%	$340,000,000.00	46.777%	$328,994,882.81	45.958%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	45.183%	328,419,000.00	45.878%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.266%	23,742,000.00	3.317%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	4.774%	34,699,000.00	4.847%

	v	Total Notes			$726,860,000.00	100.000%	$715,854,882.81	100.000%

			10/17/2002	12/16/2002
C	i	Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	ii	Cash Capitalization Acct Balance ($)	$40,178,192.00	$40,178,192.00
	iii	Initial Asset Balance	$730,512,578.11	$730,512,578.11
	iv	Specified Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	v	Has the Stepdown Date Occurred?*	No	No

	* The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2002-A    Transactions from:    8/27/2002    through:    11/30/2002

A	Student Loan Principal Activity
	i	Principal Payments Received	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	45,333.74
	iii	Other Servicer Reimbursements	85.42
	iv	Seller Reimbursements	166,322.44

	v	Total Principal Collections	$9,257,106.56
B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(13,326,412.85)
	iii	Capitalized Insurance Fee	(1,706,229.57)
	iv	Other Adjustments	(71,540.36)

	v	Total Non-Cash Principal Activity	$(15,104,182.78)
C	Total Student Loan Principal Activity		$(5,847,076.22)

D	Student Loan Interest Activity
	i	Interest Payments Received	$3,704,616.78
	ii	Purchases by Servicer (Delinquencies >180)	801.87
	iii	Other Servicer Reimbursements	14.58
	iv	Seller Reimbursements	10,055.09
	v	Late Fees	53,062.07
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$3,768,550.39
E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	13,326,412.85
	iii	Other Interest Adjustments	67,264.86

	iv	Total Non-Cash Interest Adjustments	$13,393,677.71
F	Total Student Loan Interest Activity		$17,162,228.10

III.    2002-A    Collection Account Activity    8/27/2002    through    11/30/2002

A	Principal Collections
	i	Principal Payments Received	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	45,333.74
	iii	Other Servicer Reimbursements	85.42
	iv	Seller Reimbursements	166,322.44

	v	Total Principal Collections	$9,257,106.56
B	Interest Collections
	i	Interest Payments Received	$3,704,616.78
	ii	Purchases by Servicer (Delinquencies >180)	801.87
	iii	Other Servicer Reimbursements	14.58
	iv	Seller Reimbursements	10,055.09
	v	Late Fees	53,062.07
	vi	Collection Fees	—

	vii	Total Interest Collections	$3,768,550.39
C	Recoveries on Realized Losses		$—
D	Amount from Cash Capitalizaton Account		$—
E	Funds Borrowed from Next Collection Period		$1,366,454.36
F	Funds Repaid from Prior Collection Periods		$—
G	Investment Income
	i	Collection Account	$6,276.17
	ii	Reserve Account	3,298.37
	iii	Cash Capitalization Account	76,786.78
	iv	Principal Distribution Account	—
	v	Administrator Account	9,734.11

	vi	Total Investment Income	$96,095.43
H	Borrower Incentive Reimbursements		$—
I	Gross Swap Receipt		$1,786,005.85
	TOTAL FUNDS RECEIVED		$16,274,212.59
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(186,518.70)

J	TOTAL AVAILABLE FUNDS		$16,087,693.89

K	Servicing Fees Due for Current Period		$390,403.35
	Less:	Servicing ADJ [A iv + B iv]	$(100.00)
L	Carryover Servicing Fees Due		$—
M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$410,303.35

IV.    2002-A    Loss and Recovery Detail    11/30/2002

A	i	Cumulative Realized Losses Test	% of Pool		8/26/2002	11/30/2002
		October 15, 2002 to September 15, 2007	15%		$103,550,157.92	$103,543,041.36
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00
	iii	Is Test Satisfied (ii < i)?		Yes
B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00
	v	Total Recoveries for Period			$0.00	$0.00
C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$0.00	$45,333.74
	iii	Cumulative Interest Purchases by Servicer			$0.00	$801.87

	iv	Total Gross Defaults:			$0.00	$46,135.61

V.    2002-A    Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS
	8/26/2002	11/30/2002	8/26/2002	11/30/2002	8/26/2002	11/30/2002	8/26/2002	11/30/2002	8/26/2002	11/30/2002
INTERIM:
In School	5.329%	5.423%	9,346	13,804	13.168%	19.556%	$107,767,812.25	$137,602,649.53	16.244%	20.560%
Grace	5.488%	5.514%	31,295	10,413	44.093%	14.751%	$284,658,699.30	$101,010,676.96	42.908%	15.093%

TOTAL INTERIM	5.444%	5.462%	40,641	24,217	57.261%	34.307%	$392,426,511.55	$238,613,326.49	59.152%	35.653%

REPAYMENT
Active
Current	5.648%	5.506%	26,033	35,943	36.679%	50.918%	$226,205,884.60	$335,383,699.83	34.097%	50.113%
31-60 Days Delinquent	5.957%	6.459%	1,919	730	2.704%	1.034%	$15,493,094.41	$6,239,071.55	2.335%	0.932%
61-90 Days Delinquent	0.000%	6.442%	—	362	0.000%	0.513%	$—	$2,773,359.47	0.000%	0.414%
91-120 Days Delinquent	0.000%	6.278%	—	233	0.000%	0.330%	$—	$1,994,958.40	0.000%	0.298%
121-150 Days Delinquent	0.000%	6.575%	—	250	0.000%	0.354%	$—	$2,051,751.43	0.000%	0.307%
151-180 Days Delinquent	0.000%	5.835%	—	17	0.000%	0.024%	$—	$109,288.90	0.000%	0.016%
> 180 Days Delinquent	0.000%	0.000%	—	—	0.000%	0.000%	$—	$0.00	0.000%	0.000%
Deferment	4.697%	4.631%	787	1,022	1.109%	1.448%	$10,976,257.46	$14,003,715.51	1.655%	2.092%
Forbearance	5.717%	5.885%	1,595	7,816	2.247%	11.072%	$18,314,057.99	$68,093,710.65	2.761%	10.174%

TOTAL REPAYMENT	5.631%	5.566%	30,334	46,373	42.739%	65.693%	$270,989,294.46	$430,649,555.74	40.848%	64.347%

GRAND TOTAL	5.518%	5.529%	70,975	70,590	100.000%	100.000%	$663,415,806.01	$669,262,882.23	100.000%	100.000%

*
Percentages may not total 100% due to rounding

VI.    2002-A    Portfolio Characteristics by Program

LOAN TYPE	WAC	# Loans	$ Amount	%
-Signature Loans	5.721%	41,437	$335,180,346.88	50.082%
-Law Loans	5.705%	13,382	132,312,665.55	19.770%
-Med Loans	4.950%	8,998	99,652,107.70	14.890%
-MBA Loans	5.220%	6,773	102,117,762.10	15.258%

-Total	5.527%	70,590	$669,262,882.23	100.000%

VII.    2002-A    Swap

A	Swap Payments
					Swap Calculation
	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			592,779,809
	Counterparty Pays:
	ii	3 Month Libor			1.80776%
	iii	Gross Swap Receipt Due Trust			$1,786,005.85
	iv	Days in Period	10/17/2002	12/16/2002	60
	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.7000%		2.05000%
	vi	Gross Swap Payment Due Counterparty			$1,964,293.64
	vii	Days in Period	10/17/2002	12/15/2002	59

VIII.    2002-A    Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003262933	(10/17/02-12/16/02)	1.95776%
B	Class A-2 Interest Rate	0.003929600	(10/17/02-12/16/02)	2.35776%
C	Class B Interest Rate	0.004429600	(10/17/02-12/16/02)	2.65776%
D	Class C Interest Rate	0.005846267	(10/17/02-12/16/02)	3.50776%

IX.    2002-A    Inputs From Prior Data    8/26/02

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$663,415,806.01
	ii	Interest To Be Capitalized	26,918,580.10

	iii	Total Pool	$690,334,386.11
	iv	Cash Capitalization Account (CI)	40,178,192.00

	v	Asset Balance	$730,512,578.11

B	Total Note and Certificate Factor		1.00000000000
C	Total Note Balance		$726,860,000.00

D	Note Balance 10/17/2002		Class A-1	Class A-2	Class B	Class C
	i	Current Factor	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$340,000,000.00	$328,419,000.00	$23,742,000.00	$34,699,000.00

F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.    2002-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	10/17/02	$668,419,000	$692,161,000	$726,860,000
Asset Balance	8/26/02	$730,512,578	$730,512,578	$730,512,578

Pool Balance	11/30/02	$690,286,942	$690,286,942	$690,286,942
Amounts on Deposit*	12/16/02	51,491,336	51,386,169	51,183,309
Total		$741,778,279	$741,673,111	$741,470,252

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$62,093,578.11
Specified Class A Enhancement		$109,569,770.16	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$38,351,578.11
Specified Class B Enhancement		$73,959,594.85	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$3,652,578.11
Specified Class C Enhancement		$21,913,954.03	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*
Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI.    2002-A    Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?			No

ii	Aggregate A Notes Outstanding	10/17/2002		$668,419,000.00
iii	Asset Balance	11/30/2002		$730,465,134.37

iv	First Priority Principal Distribution Amount	12/16/2002	$	— —

v	Is the Class B Note Parity Trigger in Effect?			No

vi	Aggregate A and B Notes Outstanding	10/17/2002		$692,161,000.00
vii	Asset Balance	11/30/2002		$730,465,134.37
viii	First Priority Principal Distribution Amount	12/16/2002		$—

ix	Second Priority Principal Distribution Amount	12/16/2002	$	— —

x	Is the Class C Note Parity Trigger in Effect?			No

xi	Aggregate A, B and C Notes Outstanding	10/17/2002		$726,860,000.00
xii	Asset Balance	11/30/2002		$730,465,134.37
xiii	First Priority Principal Distribution Amount	12/16/2002		$—
xiv	Second Priority Principal Distribution Amount	12/16/2002		$—

xv	Third Priority Principal Distribution Amount	12/16/2002	$	— —

Regular Principal Distribution

i	Aggregate Notes Outstanding	10/17/2002		$726,860,000.00
ii	Asset Balance	11/30/2002		$730,465,134.37
iii	Specified Overcollateralization Amount	12/16/2002		$14,610,251.56
iv	First Priority Principal Distribution Amount	12/16/2002		$—
v	Second Priority Principal Distribution Amount	12/16/2002		$—
vi	Third Priority Principal Distribution Amount	12/16/2002		$—
vii	Regular Principal Distribution Amount			$11,005,117.19

Class A Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?			No

ii	Asset Balance	11/30/2002		$730,465,134.37
iii	85% of Asset Balance	11/30/2002		$620,895,364.21
iv	Specified Overcollateralization Amount	12/16/2002		$14,610,251.56
v	Lesser of (iii) and (ii — iv)			$620,895,364.21
vi	Class A Noteholders' Principal Distribution Amt — Before the Stepdown Date			$11,005,117.19
vii	Class A Noteholders' Principal Distribution Amt — After the Stepdown Date			$—

Class B Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?			No

ii	Asset Balance	11/30/2002		$730,465,134.37
iii	89.875% of Asset Balance	11/30/2002		$656,505,539.52
iv	Specified Overcollateralization Amount	12/16/2002		$14,610,251.56
v	Lesser of (iii) and (ii — iv)			$656,505,539.52
vi	Class B Noteholders' Principal Distribution Amt — Before the Stepdown Date			$—
vii	Class B Noteholders' Principal Distribution Amt — After the Stepdown Date			$—

Class C Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?			No

ii	Asset Balance	11/30/2002		$730,465,134.37
iii	97% of Asset Balance	11/30/2002		$708,551,180.34
iv	Specified Overcollateralization Amount	12/16/2002		$14,610,251.56
v	Lesser of (iii) and (ii — iv)			$708,551,180.34
vi	Class C Noteholders' Principal Distribution Amt — Before the Stepdown Date			$—
vii	Class C Noteholders' Principal Distribution Amt — After the Stepdown Date			$—

XII.    2002-A    Waterfall for Distributions

				Remaining Funds Balance
A	Total Available Funds (Sections III-F + VI-D +VI-G-v + X-G-vii)		$16,087,693.89	$16,087,693.89
B	Primary Servicing Fees-Current Month plus any Unpaid		$390,303.35	$15,697,390.54
C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$15,677,390.54
D	Gross Swap Payment		$1,964,293.64	$13,713,096.90
E	i	Class A-1 Noteholders' Interest Distribution Amount	$1,109,397.22	$12,603,699.68
	ii	Class A-2 Noteholders' Interest Distribution Amount	$1,290,555.30	$11,313,144.37
F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$11,313,144.37
G	Class B Noteholders' Interest Distribuition Amount		$105,167.56	$11,207,976.81
H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$11,207,976.81
I	Class C Noteholders' Interest Distribuition Amount		$202,859.62	$11,005,117.19
J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$11,005,117.19
K	Increase to the Specified Reserve Account Balance		$0.00	$11,005,117.19
L	Regular Principal Distribution Amount — Principal Distribution Account		$11,005,117.19	$0.00
M	Carryover Servicing Fees		$0.00	$0.00
N	Swap Termination Payments		$—	$0.00
O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$0.00
P	Remaining Funds to the Certificateholders		$0.00	$0.00

XIII.    2002-A    Principal Distribution Account Allocations

				Remaining Funds Balance
A	Total from Collection Account		$11,005,117.19	$11,005,117.19
B	i	Class A-1 Principal Distribution Amount Paid	$11,005,117.19	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
C	Class B Principal Distribution Amount Paid		$0.00	$0.00
D	Class C Principal Distribution Amount Paid		$0.00	$0.00
E	Remaining Class C Distribution Paid		$0.00	$0.00
F	Remaining Class B Distribution Paid		$0.00	$0.00
G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XIV.    2002-A    Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due	$1,109,397.22	$1,290,555.30	$105,167.56	$202,859.62
	ii	Quarterly Interest Paid	1,109,397.22	1,290,555.30	105,167.56	202,859.62

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$11,005,117.19	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	11,005,117.19	0.00	0.00	0.00

	ix	Difference	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$12,114,514.41	$1,290,555.30	$105,167.56	$202,859.62

B	Note Balances			10/17/2002	Paydown Factors	12/16/2002
	i	A-1 Note Balance	78443CAA2	$340,000,000.00		$328,994,882.81
		A-1 Note Pool Factor		1.0000000000	0.0323679917	0.9676320083

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XV.    2002-A    Historical Pool Information

		8/26/02-11/30/02
Beginning Student Loan Portfolio Balance		$663,415,806.01

Student Loan Principal Activity
i	Principal Payments Received	$9,045,364.96
ii	Purchases by Servicer (Delinquencies >180)	45,333.74
iii	Other Servicer Reimbursements	85.42
iv	Seller Reimbursements	166,322.44

v	Total Principal Collections	$9,257,106.56
Student Loan Non-Cash Principal Activity
i	Realized Losses/Loans Charged Off	$—
ii	Capitalized Interest	(13,326,412.85)
iii	Capitalized Insurance Fee	($1,706,229.57)
iv	Other Adjustments	(71,540.36)

v	Total Non-Cash Principal Activity	$(15,104,182.78)

(-) Total Student Loan Principal Activity		$(5,847,076.22)

Student Loan Interest Activity
i	Interest Payments Received	$3,704,616.78
ii	Repurchases by Servicer (Delinquencies >180)	801.87
iii	Other Servicer Reimbursements	14.58
iv	Seller Reimbursements	10,055.09
v	Late Fees	53,062.07
vi	Collection Fees	—

viii	Total Interest Collections	3,768,550.39
Student Loan Non-Cash Interest Activity
i	Realized Losses/Loans Charged Off	$—
ii	Capitalized Interest	13,326,412.85
iii	Other Interest Adjustments	67,264.86

iv	Total Non-Cash Interest Adjustments	$13,393,677.71

v	Total Student Loan Interest Activity	$17,162,228.10
(=) Ending Student Loan Portfolio Balance		$669,262,882.23

(+) Interest to be Capitalized		$21,024,060.14

(=) TOTAL POOL		$690,286,942.37

(+) Cash Capitalization Account Balance (CI)		$40,178,192.00

(=) Asset Balance		$730,465,134.37

XVI.    2002-A    Payment History and CPRs

Distribution Date	Actual Pool Balances	Since Issued CPR *
Dec-02	$690,286,942	2.47%

*
"Since Issued CPR" is based on the current period's ending pool balance calculated against the original pool balance and assuming cutoff date pool data.